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                                                                   EXHIBIT 23(b)





                        CONSENT OF INDEPENDENT AUDITORS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 16, 1997 on the financial statements of City Bank & Trust of Shreveport as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


Heard, McElroy & Vestal, L.L.P.

/s/ Heard, McElroy & Vestal, L.L.P.


Shreveport, Louisiana
October 6, 1997